SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 27, 2005 (May 24, 2005)

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Drive
Stafford, Texas 77477
(Address of Registrant’s principal executive offices)

(281) 933-3339
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On May 24, 2005, Input/Output, Inc. (the “Company”), and certain of its domestic subsidiaries (collectively “Borrower”) entered into a new $25 million revolving credit facility (the “Facility”). The terms of the Facility are set forth in that certain Revolving Credit and Security Agreement dated May 24, 2005 (the “Agreement”), among Borrower, the financial institutions which become party thereto, as lenders, and PNC Bank, National Association, as administrative agent for itself and the other lenders.

     The Facility provides for a $25 million revolving credit facility maturing on May 24, 2008, which includes a $5 million letter of credit subfacility. The interest rate on the Facility is, at Borrower’s option, based on LIBOR or a Prime rate with a margin which is subject to adjustment based on Borrower’s fixed charge coverage ratio. The initial interest rate on the Facility is LIBOR plus 2.50%. The Facility is secured by a lien on substantially all of the domestic assets of Borrower, including all of the equity interests of the Company’s domestic subsidiaries and certain equity interests of Borrower’s foreign subsidiaries. Borrower’s access to revolving loans under the Facility is subject to a monthly borrowing base calculation that is derived from Borrower’s accounts receivables and inventory. On the closing date, the entire Facility was available to Borrower for borrowing.

     Borrower is subject to certain limitations under the Agreement, including restrictions on the ability to: make any dividends, distributions or other restricted payments; incur debt or sell assets; make certain investments and acquisitions; and grant liens. Borrower is also required to comply with certain financial covenants, including a minimum tangible net worth covenant and fixed charge coverage ratio.

     The Agreement contains customary events of default, the occurrence of which could lead to an acceleration of Borrower’s obligations thereunder.

     The Facility will be used primarily to provide the Company and its subsidiaries with timely access to additional capital and liquidity as it manages its business going forward.

     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

     The text set forth in Item 1.01 regarding the terms and conditions of the Agreement is incorporated into this section by reference.

Item 3.03 Material Modification of Rights of Security Holders

     The text set forth in Item 1.01 regarding the terms and conditions of the Agreement, including the limitation on payment of dividends by the Company, is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     Not applicable.

     (b) Pro forma financial information.

     Not applicable.

     (c) Exhibits.

10.1	Revolving Credit and Security Agreement dated as of May 24, 2005 among Input/Output, Inc., Global Charter Corporation, GMG/Axis, Inc., GX Technology Corporation, I/O Exploration Products (U.K.), Inc., I/O Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc., I/O of Austin, Inc., I/O Sensors, Inc., I/O Texas, LP, as lenders, and IPOP Management, Inc., as borrowers, the financial institutions which are now or which hereafter become a party hereto, and PNC Bank, National Association, as administrative agent for itself and the other lenders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2005

INPUT/OUTPUT, INC.
/s/ J. Michael Kirksey
J. Michael Kirksey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revolving Credit and Security Agreement dated as of May 24, 2005 among Input/Output, Inc., Global Charter Corporation, GMG/Axis, Inc., GX Technology Corporation, I/O Exploration Products (U.K.), Inc., I/O Exploration Products (U.S.A.), Inc., I/O Marine Systems, Inc., I/O of Austin, Inc., I/O Sensors, Inc., I/O Texas, LP, as lenders, and IPOP Management, Inc., as borrowers, the financial institutions which are now or which hereafter become a party hereto, and PNC Bank, National Association, as administrative agent for itself and the other lenders.